Exhibit 99

[Logo Omitted]
James Monroe Bancorp, Inc.
3033 Wilson Blvd.
Arlington, VA   22201

For Immediate Release: July 15, 2003

James Monroe Bancorp Reports Record Earnings


ARLINGTON, VA, (BUSINESS WIRE)--July 15, 2003.--James Monroe Bancorp, Inc. (NasdaqSC: JMBI - news) today announced record earnings results for the second quarter and first half of 2003. Second quarter net income was $610,000 or $.25 per share on a fully-diluted basis, compared to net income of $296,000, or $.15 per share on a fully-diluted basis for the second quarter of 2002 more than doubling 2002's quarterly net income results. For the six-month period of 2003, James Monroe Bancorp earned $1,074,000 compared with $510,000 for the first half of 2002, again doubling its net income from the same period a year ago. On a fully-diluted basis, per share results for the six-month period of 2003 was $.44 compared with $.27 per share for the same period last year.

Total assets at June 30, 2003 were $297 million, a 56% increase over assets of $190 million of total assets at June 30, 2003. Deposits at the end of June were $271 million, an increase of $104 million or 62% from a year ago. Loans totaled $146 million up 39%.

James Monroe Bancorp's President and Chief Executive Officer, John R. Maxwell, commented, "James Monroe is extremely gratified with the Company's results for these periods. Considering the fact that the Fed has cut interest rates again, which continues to compresses community banks net interest margin, our net interest margin has held up extremely well at 3.77% for the quarter and 3.83% for the first six-months. Deposit growth has been exceptional, which is a good indication that we continue to provide the kinds of products and the services that the customers in the communities we serve are looking for from their bank."

Mr. Maxwell went on to say that, "Of more significance to us, our earnings are derived from core banking services, although we did realize $85 thousand in pre-tax gains on the sale of mortgage loans from our newly formed mortgage division in the first half of 2003 and $41 thousand in pre-tax securities gains resulting from strategic positioning in our securities portfolio. We are very pleased with the progress our new mortgage division has made in a very short period of time. Our asset quality remains very strong and continues to grow in a environment of intense competition for good credits," noted Mr. Maxwell.

"Our board has set growth, profitability, and shareholder return as strategic goals for this Company," said David W. Pijor, James Monroe Bancorp's Chairman. "As we complete our first five years of operations, our results in all three categories have significantly exceeded all our expectations when we started the bank."

James Monroe Bank, a full-service community bank and a wholly owned subsidiary of James Monroe Bancorp, opened for business on June 8, 1998, at 3033 Wilson Boulevard in Arlington, Virginia. The Bank now has branches in Annandale, Leesburg, and Fairfax City. The Company's common stock is traded on the Nasdaq Small Cap Market under the symbol JMBI.

Forward Looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. These statements are based upon current and anticipated economic conditions, including the effect changes in economic conditions may have on overall loan quality, changes in net interest margin due to changes in interest rates, possible loss of key personnel, need for additional capital should James Monroe experience faster than anticipated growth, factors which could affect James Monroe's ability to implement its strategy, changes in regulations and governmental policies, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results of operations do not necessarily indicate future results.

NON-GAAP PRESENTATIONS
This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis using a 34% rate and non-interest income. This is a financial measure is not recognized under generally accepted accounting principles, but which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under generally accepted accounting principles, or "GAAP".


James Monroe Bancorp's news releases are available on our website at www.jamesmonroebank.com.

Contact: John R. Maxwell, President & CEO
            Richard I. Linhart, Executive Vice President & COO
Phone:   (703)524-8100.


SOURCE: James Monroe Bancorp, Inc.

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                                       FINANCIAL HIGHLIGHTS

                                    JAMES MONROE BANCORP, INC.
---------------------------------------------------------------------------------------------------------

                                        THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                      --------------------------------    -------------------------------
($ IN THOUSANDS EXCEPT SHARE DATA)         2003              2002             2003              2002
                                      ---------------    -------------    --------------    -------------
RESULTS OF OPERATIONS:
Total interest income                   $    3,162       $    2,403       $    6,088       $    4,435
Total interest expense                         901              937            1,777            1,601
Net interest income                          2,261            1,466            4,311            2,834
Provision for loan losses                      171               70              349              251
Other income                                   280              123              429              268
Noninterest expense                          1,448            1,066            2,788            2,072
Income before taxes                            922              453            1,603              779
Net income                                     610              296            1,074              510

PER SHARE DATA:
Earnings per share, basic               $     0.26       $     0.16       $     0.47       $     0.28
Earnings per share, diluted             $     0.25       $     0.15       $     0.44       $     0.27
Weighted average shares
     outstanding-basic                   2,301,946        1,815,808        2,301,295        1,809,536
                -diluted                 2,477,247        1,920,871        2,464,435        1,907,540


Book value (at period-end)              $     8.78       $     7.60       $     8.78       $     7.60
Shares outstanding (at period-end)       2,303,375        2,299,455        2,303,375        2,299,455

PERFORMANCE RATIOS (annualized):
Return on average assets                      0.96%            0.72%            0.90%            0.70%
Return on average equity                     12.00%            9.45%           10.93%            8.32%
Net interest margin                           3.77%            3.82%            3.83%            4.15%
Efficiency Ratio                             56.99%           67.09%           58.82%           66.80%

OTHER RATIOS:
Allowance for loan losses to total
     loans                                    1.15%            1.22%            1.15%            1.22%
Equity to assets                              6.80%            9.20%            6.80%            9.20%
Nonperforming loans to total
     loans                                    0.29%            0.28%            0.29%            0.28%
Net charge-offs to average loans              0.01%            0.00%            0.05%            0.00%
Risk-Adjusted Capital Ratios:
     Tier 1                                   13.5%            17.9%
     Total                                    14.4%            18.9%
     Leverage Ratio                            9.5%            13.4%

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                                     FINANCIAL HIGHLIGHTS

                                  JAMES MONROE BANCORP, INC.
-------------------------------------------------------------------------------------------------

                                                  June 30,        December 31,       June 30,
($ in thousands)                                    2003              2002             2002
                                                --------------    -------------    --------------
ASSETS
Cash and due from banks                         $ 22,182          $ 11,051         $ 12,703
Federal funds sold and cash equivalents           42,971            29,481           23,990
Investment securities available-for-sale          81,580            76,063           46,505
Mortgages held for sale                            3,484                --               --
Loans                                            145,687           121,047          105,370
Less: Allowance for loan losses                   (1,669)           (1,390)          (1,283)
Other assets                                       2,819             2,541            2,550
                                                --------          --------         --------
TOTAL ASSETS                                    $297,054          $238,793         $189,835
                                                ========          ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest bearing deposits                   $106,861          $ 66,729         $ 44,520
Interest-bearing deposits                        164,238           147,141          122,371
                                                --------          --------         --------
          Total deposits                         271,099           213,870          166,891

Trust preferred capital notes                      5,000             5,000            5,000
Other liabilities                                    741               728              478
                                                --------          --------         --------
          Total liabilities                      276,840           219,598          172,369

Shareholders' equity                              20,214            19,195           17,466
                                                --------          --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $297,054          $238,793         $189,835
                                                ========          ========         ========

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                                        FINANCIAL HIGHLIGHTS

                                      JAMES MONROE BANCORP, INC.
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                         -------------------------------    -------------------------------
                          THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                         -------------------------------    -------------------------------
($ in thousands)             2003              2002             2003              2002
                         --------------    -------------    --------------    -------------
AVERAGE BALANCES           $255,363           $164,835         $240,815         $147,197
Earning assets              240,637            154,010          227,057          137,683
Loans                       140,611            101,283          134,467           96,900
Deposits                    228,822            146,615          215,204          131,521
Shareholders' equity         20,392             12,562           19,811           12,365

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